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                                   EXHIBIT B

                             SUBSCRIPTION AGREEMENT

Aquagenix, Inc.
6500 N.W. 15th Avenue
Fort Lauderdale, Florida 33309

Gentlemen:

         Pursuant to the discussion between Aquagenix, Inc., a Delaware corporation (the "Company") and Alpha Atlas Holdings, LDC (the "Undersigned"), the Undersigned is writing to advise you of the following terms and conditions under which the Undersigned hereby offers to subscribe (the "Offer") for the purchase of One Hundred Twenty-Five Thousand (125,000) shares ("Shares") of Common Stock, par value $.01 per share, at a purchase price of $4.00 per Share for an aggregate amount of $500,000.

         1. Subscription. Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the Undersigned hereby offers to purchase the Shares for an aggregate purchase price of $500,000.

                  If the Offer is accepted, the Shares shall be paid for by the delivery of $500,000 by wire transfer payable to Aquagenix, Inc. BankAtlantic, 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304; ABA #267083763, Account #0055937302 and the certificate evidencing the Shares shall be delivered to the Undersigned immediately thereafter.

         2.       Representations and Warranties.

         (i) In order to induce the Company to accept this subscription, the Undersigned hereby represents and warrants to, and covenants with, the Company as follows:

                  (a) The Undersigned has received and reviewed the Company's Annual Reports on Form 10-KSB for the years ended December 31, 1994 and December 31, 1995 and the Form 10-QSB for the quarter ended March 31, 1996 and the Proxy for the fiscal year ended December 31, 1995 (collectively the "Disclosure Documents");

                  (b) The Undersigned has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Shares, and all such questions, if any, have been answered to the full satisfaction of the Undersigned;

                  (c) The Undersigned has such knowledge and expertise in financial and business matters that the Undersigned is capable of evaluating the merits and risks involved in an investment in the Company;

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                  (d) Except as set forth herein and in the Disclosure
         Documents, no representations or warranties have been made to the Undersigned by or on behalf of the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Undersigned is not relying upon any information, other than that contained in the Disclosure Documents and the results of independent investigation by the Undersigned;

                  (e) The Undersigned understands that (A) the Shares have not been registered under the Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to an exemption under the Act; (B) the Shares are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) the Shares may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (D) other than as set forth in the Disclosure Documents and this Subscription Agreement, the Company is under no obligation to register the Shares under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (E) the certificates for the Shares will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and (F) stop transfer instructions will be placed with the transfer agent for the Shares;

                  (f) The Undersigned is acquiring the Shares solely for the account of the Undersigned, for investment purposes only, and not with a view towards the resale or distribution thereof;

                  (g) The Undersigned will not sell or otherwise transfer any of the Shares, or any interest therein, unless and until (i) said Shares shall have first been registered under the Act and all applicable state securities laws; or (ii) the Undersigned shall have first delivered to the Company a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws;

                  (h) The Undersigned is a corporation duly organized under the laws of the Cayman Islands; has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the Undersigned hereunder, and this Subscription Agreement is a legally binding obligation of the Undersigned in accordance with its terms;

                  (i) The Undersigned is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act and the Undersigned understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), which is


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         based upon non-public offerings are applicable to the offer and sale of the Shares, based, in part, upon the representations, warranties and agreements made by the Undersigned herein and in the this Subscription Agreement.

                  (j) Funding of this Subscription Agreement shall be made by wire transfer of funds on or before 2:30 P.M. on Friday, June 28, 1996.

         (ii) In order to induce the undersigned to enter into this Subscription Agreement, the Company hereby represents and warrants to, and covenants with the Company, as follows:

         (a) The Company is a corporation duly organized under the laws of Delaware; has full power and authority to execute and deliver this Subscription Agreement and perform its obligations hereunder, and this Agreement is a legally binding obligation of the Company in accordance with its terms.

         (b) The Shares when issued and paid for in accordance with the terms of this Subscription Agreement will be validly issued and fully paid and non-assessable; the holders thereof will not be subject to any personal liability as such holders; all corporate action required to be taken for the authorization, issuance sale of the Shares has been duly and validly taken.

         (c) The execution and delivery of the Subscription Agreement does not (i) conflict with or will conflict with, result in a material breach of, or constitute a default under (x) the articles or bylaws of the Company; (y) any material contract, indenture mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which any of the properties or assets of the Company may be bound.

         (d) The Company has filed with the Securities and Exchange Commission ("SEC") Disclosure Documents which reports were timely filed and which reports do not contain any material misstatements of facts or omit to state any material facts. Since the date of filing of the last such report there has been no material adverse change in the business or financial condition of the Company. Except as disclosed in the Disclosure Documents, there are no pending or threatened litigations or other proceedings which could have a material adverse effect on the business or financial condition of the Company, except as described on Schedule 1 hereto.

         3. Undertaking to Register Shares. The Company shall file a registration statement for the Shares within thirty days from the date hereof and will use its best efforts to cause such registration statement to become effective six (6) months from the date of this Subscription Agreement.

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         Notwithstanding anything to the contrary contained herein, if the
Registration Statement for the Shares shall not have become effective within the time period specified in this Paragraph 3 (the "Registration Date"), the Company shall for no consideration issue an additional 9,375 Shares of Common Stock to the Undersigned on the Registration Date and an additional 1, 562.5 Shares of Common Stock each month thereafter until the Registration Statement shall become effective.

         The Undersigned agrees that the Shares are subject to restriction as to their disposition until the effective date of the Registration Statement. In particular, the Undersigned agrees that it will not, without the prior written consent of the Company, sell, assign, pledge, hypothecate, transfer or otherwise dispose of, directly or indirectly, the Shares prior to termination of such six month period. The Undersigned will permit all certificates evidencing the Shares to be endorsed with the appropriate restrictive legends, and will consent to the placement of appropriate stock transfer instructions with the transfer agent of the Company relating to this restriction.

         4. The Undersigned understands that this subscription is not binding upon either party unless and until accepted by both parties, which acceptance is at the sole discretion of each party and is to be evidenced by each party's execution of this Subscription Agreement where indicated.

         5. Each party agrees to indemnify the other and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the other party of any representation, warranty or covenant made by the other party herein.

         6. Neither this Subscription Agreement nor any of the rights of the Undersigned hereunder may be transferred or assigned by the Undersigned.

         7. This Subscription Agreement (i) may only be modified by a written instrument executed by the Undersigned and the Company; and (ii) sets forth the entire agreement of the Undersigned and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of Florida applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the Undersigned and its respective successors and assigns.

         8. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the Undersigned, c/o International Fund Administration, Ltd., 48 Par La Ville Road, Suite 464, Hamilton HM11 Bermuda, and if to the Company, to Aquagenix, Inc., 6500 N.W. 15th Avenue, Fort Lauderdale, Florida 33309 or to such other address as the Company or the Undersigned shall have designated to the other by like notice.

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         9. JURISDICTIONAL NOTICE

FOR FLORIDA RESIDENTS: EACH FLORIDA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE (3) BUSINESS DAYS AFTER THE EXECUTION OF THE SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER. WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS CONFIDENTIAL TERM SHEET INDICATING HIS INTENTION TO WITHDRAW.

FOR RESIDENTS OF ALL STATES: THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SHARES ARE SUBJECT IN VARIOUS STATES TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OF ADEQUACY OF THE CONFIDENTIAL TERM SHEET. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         10. No Waiver. Notwithstanding any of the representations, warranties, acknowledgements or agreements made herein by the Undersigned, the Undersigned does not thereby or in any manner waive any rights granted to the Undersigned under federal or state securities laws.

         11. Revocation. The Undersigned agrees that he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the Undersigned made hereunder other than as set forth under Section 9 above, and that this Subscription Agreement shall survive the death or disability of the Undersigned.

         12. Miscellaneous.

                  (a) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

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                  (b) The provisions of this Subscription Agreement shall
survive the execution thereof.

         IN WITNESS WHEREOF, the Undersigned has executed this Subscription Agreement on the date his signature has been subscribed and sworn to below.

                                         ALPHA ATLAS HOLDINGS, LDC

                                         By: /s/ Douglas Siekierski
                                            --------------------------
                                            Douglas Siekierski
                                            Chief Financial Officer

                                            Alpha Investment Management, Inc.
Accepted as of the 28 day
of June, 1996

                                         AQUAGENIX, INC.

                                         By: /s/ Andrew P. Chesler
                                            --------------------------
                                             Andrew P. Chesler
                                             President

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                                  SCHEDULE 1

         NASDAQ, by letter dated April 3, 1996, advised the Company that as of December 31, 1995 they had failed to maintain the requisite net worth for listing on the NASDAQ National Market System. The Company was granted until July 1, 1996, to correct the deficiency. With the funding of this Subscription Agreement, together with other financing, obtained by the Company and the disposition of certain assets relating to the remediation business, the Company will have complied with the requirements of NASDAQ National Market System. Filing will be made with NASDAQ to evidence compliance.

         If for any reason the Company had failed to comply with their listing requirements, the Company would be moved to the SmallCap rather than National Market System.